UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

        CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        177 Huntington Avenue, Boston, Massachusetts 02115

(Address of principal executive offices, including ZIP code)

        (617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 8.01	Other Events.

On October 31, 2012, Carbonite, Inc. (the “Company”) consummated the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 17, 2012, by and among the Company, Project Acadia Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Zmanda, Inc. (“Zmanda”), and Fortis Advisors, LLC, in its capacity as representative.

Pursuant to the Merger Agreement, Merger Sub was merged with and into Zmanda, with Zmanda continuing as the surviving corporation and a wholly-owned subsidiary of the Company. In consideration of the transactions contemplated by the Merger Agreement, the Company will pay to the stockholders of Zmanda an aggregate amount of approximately $14.75 million.

The Company’s press release, dated October 31, 2012, announcing the consummation of the transactions contemplated by the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 17, 2012, by and among Carbonite, Inc., Project Acadia Merger Sub, Inc., Zmanda, Inc., and Fortis Advisors, LLC, its capacity as representative

99.1	Press Release, dated October 31, 2012

* Filed as the same number exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2012, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on October 31, 2012.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name: Title:	Danielle Sheer Vice President and General Counsel